EXHIBIT A

JOINT FILING AGREEMENT

This Joint Filing Agreement (this “Agreement”) hereby confirms the agreement by and among all of the undersigned that the Schedule 13G/A to which this Agreement is attached as Exhibit A with respect to the beneficial ownership of the undersigned of shares Common Stock of Cree Inc. is being filed on behalf of each of the undersigned. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Date: February 14, 2012	* Kevin Douglas
KEVIN DOUGLAS

Date: February 14, 2012	* Michelle Douglas
MICHELLE DOUGLAS

Date: February 14, 2012	* James E. Douglas, III
JAMES E. DOUGLAS, III

K&M DOUGLAS TRUST

Date: February 14, 2012	* Kevin Douglas
By: Kevin Douglas
Title: Trustee

Date: February 14, 2012	* Michelle Douglas
By: Michelle Douglas
Title: Trustee

DOUGLAS FAMILY TRUST

Date: February 14, 2012	* James E. Douglas, Jr.
By: James E. Douglas, Jr.
Title: Trustee

Date: February 14, 2012	* Jean A. Douglas
By: Jean A. Douglas
Title: Trustee

JAMES DOUGLAS AND JEAN DOUGLAS IRREVOCABLE DESCENDANTS’ TRUST

Date: February 14, 2012	* Kevin Douglas
By: Kevin Douglas
Title: Trustee

Date: February 14, 2012	* Michelle Douglas
By: Michelle Douglas
Title: Trustee

*By:	/s/ Eileen Davis-Wheatman
Eileen Davis-Wheatman Attorney-in-fact